Exhibit 10.7.1
     FIRST AMENDMENT TO
AMENDED AND RESTATED COMMON SHORT CODE LICENSE AGREEMENT
     This First Amendment (“1st Amendment”), to the Amended and Restated Common Short Code License Agreement, dated as of the 16th day of December, 2008 between NeuStar, Inc., a Delaware corporation, with offices located at 46000 Center Oak Plaza, Building X, Sterling, VA 20166 (“NeuStar”) and CTIA — The Wireless Association (“CTIA”), a District of Columbia non-profit corporation, located at 1400 16th Street, NW, Suite 600, Washington, DC 20036.
     WHEREAS, NeuStar entered into an Amended and Restated Common Short Code License Agreement with the CTIA (“License Agreement”) dated June 2, 2008 to develop and maintain a database of common short codes, to process common short code applications and assign common short codes to applicants and to engage in other Registry Services on behalf of members of the wireless industry;
     WHEREAS, NeuStar and CTIA now desire to amend certain terms of the License Agreement to change the application form by adding additional optional fields of information to be supplied by Applicants and Registrants.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
I. Terms used in this 1st Amendment and not otherwise defined shall have the same meaning set forth in the License Agreement.
II.	CSC Version 3.0—Phase 1
A.	NeuStar shall, either itself, or in conjunction with other third parties, implement phase 1 of CSC version 3.0 which shall include the additional features and functionality set forth in Attachment 1, attached hereto (“CSC 3.0 Phase 1”).

B.	For purposes of the License Agreement, the features and functionalities set forth in CSC 3.0 Phase 1 shall be considered “Enhancements” as defined in Section 1.22 of the License Agreement. Therefore, the CSC 3.0 Phase 1 functionality shall be considered “Registry IP” and owned exclusively by the Registry pursuant to Section 7.3 of the License Agreement.

C.	Notwithstanding the above, for the purposes of the License Agreement, the “look and feel” of any Enhancements along with any CSC Data associated or related to CSC 3.0 Phase 1 shall be considered “CSC Enhancements” as defined in Section 1.17 of the License Agreement. Therefore, the CSC Enhancements, which include the “look and feel” of CSC 3.0 Phase 1 and any related CSC Data generated by such functionality shall be considered CSC Registry Rights and owned exclusively by CTIA, on behalf of all Participating Carriers, pursuant to Section 7.1 of the License Agreement.
III. Timeline / Milestones
A.	Acceptance Review. Registry shall use commercially reasonable efforts to make available CSC 3.0 Phase 1 to CTIA for the purposes of a demonstration, review, evaluation and acceptance of the new form and functionality prior to the launch of CSC 3.0 Phase 1.

NeuStar will provide a recommended date for such review with at least five (5) business days advance written notice to CTIA.
B.	CTIA shall attend a demonstration of the new functionality by NeuStar of CSC 3.0 Phase 1 to ensure that the CSC 3.0 Phase 1 meets the functional requirements set forth in Attachment 1. In the event that any bugs or defects are found during the review, CTIA shall report such bugs and/or defects to NeuStar in writing within 24 hours, excluding weekends and holidays, of the completion of the demonstration. CTIA acknowledges that any Improvements (as defined below) to CSC 3.0 Phase shall only be made to CSC 3.0 Phase 1 at a subsequent date pursuant to a separate statement of work mutually agreed to by the Parties. For the purposes of the above, the following shall apply:
(1)	Registry shall fix all “bugs” that impairs CSC 3.0 Phase 1 critical functionality which are identified during the demonstration set forth above as soon as reasonably practicable after such bugs are detected. Registry shall provide periodic status updates to CTIA on a mutually agreeable schedule.

(2)	Registry shall use commercially reasonable efforts to remedy any “defects”, identified during the demonstration that impairs CSC 3.0 Phase 1 critical functionality as soon as reasonable practicable after such defects are identified. Subject to the above, CTIA understands and acknowledges that the remedy of certain defects may have an impact on the ability to meet the time tables set forth herein. If the remedy of any defect impacts the delivery schedule, the parties may agree to either push back the final delivery date or to remedy the defects in the following release as mutually agreed to by the Parties.

(3)	For purposes of this First Amendment, “Improvement” means the addition or modification of functionality or design to CSC 3.0 Phase I amounting to more than fixing a “bug” or remedying a “defects”. In the event that Improvements are requested by CTIA, Registry shall provide CTIA with a new statement of work detailing the terms and conditions, including costs and time table for implementation of such Improvements.
C.	Provided that the time tables are met by both Parties as set forth above, Registry shall use commercially reasonable efforts to launch CSC 3.0 Phase 1 on or before April 4, 2009.

D.	The dates set forth above are dependent on implementing only the features and functionality set forth in Attachment 1 and requires that that the second amendment referenced in Section VI below be executed by the Parties by no later than January 9th, 2009. If there is a delay in the signing and execution of the second amendment, there may be a day for day delay in the delivery of the launch date for CSC 3.0 Phase 1. In the event of any changes to the features and functionality from those set forth in Attachment 1, the Parties shall negotiate a new SOW which shall set forth a new later date for acceptance review and delivery.
IV.	Fees.
A.	In accordance with Article 9 of the License Agreement, all services to be performed under this 1st Amendment are intended to be on a time and materials basis at the blended rate listed in Exhibit A of the License Agreement, unless agreed otherwise in writing as fixed costs.

B.	Notwithstanding the above, Registry has agreed to perform the work contemplated hereunder for a fixed price of $188,000 (“Fixed Fee”). Such fee does not include fees passed through by Registry to CTIA for the design and development efforts associated with the CSCA Website and other electronic marketing material from external third party(ies), which shall not exceed $75,000 absent written consent by CTIA (“Design Fees”).

C.	Upon the execution of this 1st Amendment, Registry shall invoice CTIA for fifty percent (50%) of the Fixed Fee and shall invoice CTIA for the remainder of the Fixed Fee as well as the total amount of the Design Fees upon completion of the work set forth in this 1st Amendment. CTIA shall pay to Registry all fees by no later than thirty (30) days following the date on an invoice. Unless subject to a good faith dispute, and then only if CTIA provides Registry with notice of the nature of the dispute prior to the due date, any amounts not paid when due shall be assessed interest at a monthly rate equal to one and one half percent (1.5%) or the maximum rate allowed by law, whichever is less, from the date the payment was due.
V. The FAQs regarding CSC 3.0 Phase 1 that will be posted on the CSCA Website shall be mutually agreed upon by the Parties as a “Category 2” change in accordance with Section 6.6.8.2 of the License Agreement. Notwithstanding the above, Registry shall provide draft FAQs to CTIA and CTIA agrees to review and approve such FAQs and any associated additions and modifications within 10 days of original receipt of first submission of such FAQs;
VI. Second Amendment. The Parties shall negotiate in good faith towards the completion of a second amendment to the License Agreement by no later than January 9th, 2009 that contains the implementation details and business rules related to the launch of CSC 3.0 Phase 1 (“Second Amendment”). More specifically, the Second Amendment will contain terms and conditions surrounding (i) the enforcement of monitoring guidelines on Registrants and Content Providers, (ii) changes to the Registrant Sublicense Agreement, (iii) changes to the applicable Service Level Requirements and the Common Short Code Administration Guidelines, (iv) changes to the indemnity obligations of CTIA covering claims from third parties against NeuStar related to the enforcement of the monitoring guidelines, and (v) address the need to alleviate costs, if any, of an increase in customer support related to this work. The Parties acknowledge that NeuStar shall not be required to launch CSC 3.0 Phase 1 without these provisions in the Second Amendment being mutually agreed upon and executed in advance of implementation.
VII. Termination of this SOW. In the event that either Party materially breaches this 1st Amendment, and such breach remains uncured for a period of thirty (30) days, the non-breaching Party may terminate this 1st Amendment; provided however, that a material breach under this 1st Amendment shall not constitute a material breach of the License Agreement
VIII. Except as specifically modified by this First Amendment, the terms and conditions of the License Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first written above.

NEUSTAR, INC		CTIA

By:	Name: Bradley Smith	By:	Name: Michael Altschul
	Title: VP and Corporate Controller		Title: Senior Vice President, General Counsel
	Date: Dec 19, 2008		Date: Dec 17, 2009

ATTACHMENT 1
TO THE FIRST AMENDMENT TO THE
AMENDED AND RESTATED COMMON SHORT CODE AGREEMENT
CSC 3.0 PHASE 1 REQUIREMENTS
I. Terms and Abbreviations
Terms and abbreviations used within this document are listed below.

Term	Description
CTIA Monitoring Agent	The organization selected by CTIA to perform Registry Campaign monitoring.

Standardized Campaign Application or SCA	The Standardized Campaign Application is a new set of application data that has been defined by the industry and meets the needs of all carriers for approving CSC campaigns and provisioning CSCs. The expectation is that when this data is collected by Registry there will be no additional Campaign data needed by an individual carrier (see Appendix A). If additional information is needed by any one individual carrier, a request will be made to Registry at a subsequent date pursuant to a separate SOW mutually agreed upon by both parties and this request will be incorporated into the SCA

SCA Basic Information	That portion of the SCA that contains the Applicant’s business and technical contact data

SCA Campaign Data	That portion of the SCA which is variable and supports one or more Campaigns associated with a CSC

SCA CSC Detail	CSC specific data such as Term, Application ID and number of campaigns associated with the CSC.

SCA Data	All of the data contained within the SCA including both the SCA Campaign Data as well as the SCA General Data

SCA General Data	That portion of the SCA which is fixed and contains the SCA Basic Information, SCA Customer Service, and SCA CSC Detail

Content Provider	Content Provider is that entity whose content is being marketed or provided over a particular CSC or Campaign on a CSC. It is also the entity who will be associated with any Red Flag Indicator.

CSC Content Provider	The Content Provider associated with the CSC; this Content Provider field is required in order to lease any CSC

CSC Campaign Content Provider	The Content Provider whose content is associated with a particular Campaign on a CSC.

Delegate User	The entity whom the Registrant of the Lease provides access to the Registrant’s Campaign(s) for purposes of completing the CSC Application

Red Flag Indicator (Restricted User)	A flag applied by CTIA’s Monitoring Agent associated with a specific Content Provider

Token	Token is a unique alphanumeric “key” or “identifier” used to allow a Delegate User to access campaign level data on behalf of an Applicant.

I. Assumptions
The following assumptions were applied to CSC 3.0 Phase 1 requirements and form the basis of the functional requirements set forth in IV below.
•	Registry will redesign the CSC application and review process to accommodate a multiple step application process towards the submission of a complete application including: Step 1: Create/Save; Step 2 Lease CSC; and Step 3 Submit Application as complete (for review by NeuStar Customer Support and submission to CTIA Monitoring Agent and Carriers)

•	Regarding Step 2 above, NeuStar will only require that information deemed necessary by the Parties to Lease a CSC and process associated payment, including the CSC Basic Information and the CSC Content Provider.

•	Regarding Step 3 above, all application fields except those specifically marked optional will be required to be completed by an applicant; the application will then be reviewed by NeuStar customer support for “completeness” as will be defined in the Administration Guidelines

•	Any SCA Data may be updated after approved, except for the CSC itself and the CSC Content Provider

•	The current daily spreadsheet will not contain any SCA Data. The Weekly Carrier and Aggregator Reports as listed in Exhibit G of the Restated Common Short Code License Agreement will be modified to only include the first listed Aggregator on the first listed Campaign from the Application. Appendix B outlines the fields that will be included in the daily spreadsheet as well as carrier and aggregator weekly reports. These daily and weekly reports attached herein as Appendix B replace those in Exhibit G of the Amended and Restated Common Short Code License Agreement.

•	All existing reports and any new reporting will be addressed at a subsequent date pursuant to a separate SOW mutually agreed upon by both parties

•	The current approved and pending .CSV files will be eliminated since the Registry shall provide a daily XML file of all approved SCA Campaign Data to the CTIA Monitoring Agent and the Carriers. The Parties acknowledge that an API to the above data is not within the scope of this 1st Amendment, but may be incorporated into a future SOW mutually agreed by the Parties.

•	A Delegate User will not be able to modify the SCA Basic Information section of the SCA when they are editing using a Token. The only information the Token allows a Delegate User to edit is SCA Campaign Data.

•	NeuStar will accept a daily file from the Monitoring Agent which contains Red Flag Indicators based on Content Provider.

•	Auto-renew functionality will be changed in this release to require all auto-renew applicants to complete their SCA data for all renewals; therefore notices will be changed to notify the applicant it needs to edit and complete their application prior to auto-renewal of their codes.

•	The Registry will not send any email notifications when a Content Provider is found in Red Flag Indictor Status or cleared from Red Flag Indicator Status. All red flag related notices will be handled by the CTIA Monitoring Agent.

•	The XML Campaign data file distributed to the Carriers will be identical to the file distributed to the CTIA Monitoring Agent.

III. Release Description
CSC 3.0 Phase 1 is designed to facilitate the entry of the new SCA Data to be delivered to the Carriers and CTIA Monitoring Agent, eliminate duplicate information and create a single authoritative Registry of record for all campaign data related to a CSC through the use of a single application process. Applicants will have the option to (1) Create and Save a draft application, (2) Lease a CSC and receive assignment of CSC prior to full completion of Campaign(s), and (3) Submit for approval a completed application to the Monitoring Agent and Carrier(s). Once and the application is complete and reviewed and marked as approved by NeuStar Customer Support the SCA Data shall be provided to the CTIA Monitoring Agent along with the Participating Carriers.
IV. Functional Requirements

Requirement
ID	Requirement
1	The Registry shall support the new Standardized SCA. Appendix A contains the SCA.

2	The Registry shall retain all data captured in pre-3.0 applications even if that data is no longer in the SCA.

3	The Registry shall map pre-3.0 application Campaign data into the first Campaign for the CSC.

4	The Registry shall map Content Provider to both the CSC Content Provider and the Content Provider on the first Campaign.

5	The Registry shall include a CSC Content Provider in the SCA CSC Detail

6	The Registry shall not allow the CSC Content Provider to be changed once the application has been approved by Customer Support for payment.

7	The Registry shall not allow the CSC Content Provider to be changed on subsequent RENEW applications.

8	The Registry shall not include SCA Campaign Data in the current daily spreadsheet report with one entry per CSC.

9	The Registry shall eliminate the current pending and approved CSV files.

10	The Registry shall include the additional data in the CTIA escrow file.

11	The Registry shall collect the Campaign specific data defined in Appendix A.

12	The Registry shall allow multiple Campaigns to be listed in an SCA.

13	The Registry shall require one keyword to be associated to a Campaign per the SCA.

14	The Registry shall allow the Applicant to delete a Campaign from a CSC prior to being approved for provisioning.

15	The Registry shall inform the CTIA Monitoring Agent that a Campaign has been deactivated from the CSC.

Requirement
ID	Requirement
16	The Registry will allow Applicants to submit a NEW application for approval and subsequently pay for the lease without any SCA Campaign data.

17	The Registry shall start the lease period upon receipt of payment regardless of when any associated Campaign data is submitted or approved.

18	The Registry shall not notify Carriers and/or the CTIA Monitoring Agent that a code is ready for provisioning upon the lease of a new CSC; rather this notification will occur only upon NeuStar’s customer support confirmation of at least one Campaign on the CSC being deemed complete based on the Administrative Guidelines

19	The Registry shall allow an Applicant to enter multiple aggregators for a Campaign.

20	The Registry shall require at least one aggregator on all Campaigns.

21	The Registry shall limit the number of aggregators on a Campaign to 6.

22	The Registry shall allow an aggregator to be associated to multiple carriers for a Campaign.

23	The Registry shall allow for an Applicant to grant access to Delegate Users who can view and update one or more Campaigns and associated data to CSCs on their behalf.

24	The Registry shall restrict a Delegate User from viewing Campaigns for which they have not been given access.

25	The Registry shall restrict Delegate User updates to SCA Campaign Data only.

26	The Registry shall allow Delegate Users to view but not update non-Campaign CSC data for any CSC which they been granted access.

27	The Registry shall not allow Delegate Users to create new Campaigns.

28	The Registry shall allow CSC registration data to be updated at any point during the active CSC lifecycle (prior to the completion of the ageing off period after expiration).

29	The Registry shall allow only the Applicant to update the CSC Basic Data.

30	The Registry shall not allow changes to the CSC Content Provider, the CSC(s) or the term once the application has been approved for payment by Customer Support.

31	The Registry shall allow the applicant and Delegate User to update the SCA Campaign Data.

32	The Registry shall not allow a Delegate User to update the following Campaign data:

• SCA CSC Detail • SCA Basic Information

Requirement
ID	Requirement
• SCA Campaign Data — Contact Detail

33	The Registry shall provide the capability for an applicant or Delegate User to mark the updated Campaign Data as complete and ready for the Registry Customer Support review and approval for reasonable completeness.

34	The Registry shall require Customer Support approval of changed Campaign Data prior to being sent to the CTIA Monitoring Agent and/or the carriers.

35	The Registry shall allow the updated Campaign Data to be saved without being submitted for distribution.

36	The Registry shall not allow changes to campaign data once the CSC has aged-off.

37	The Registry shall provide a daily XML file of all approved Campaign data to the CTIA Monitoring Agent and to individual Carriers.

38	The Registry shall have an interface with the CTIA Monitoring Agent to obtain Red Flag Indicators of CSCs and/or Content Providers who are in violation of CTIA Monitoring rules as required by the CTIA set forth in the Second Amendment.

39	The Registry shall handle the CSCs from red flagged Content Providers that have expired as follows (and as will be further set out in the Second Amendment) :

• The CSC will remain in red flag status until the flag is cleared or until the CSC ages off.

APPENDIX A
SCA v1.9

	Sugg. Data	Pull
Field	Type	Down	Optional Values	Assumptions
(fields are free form alpha unless otherwise stated)
Submit Date:	date		System gen
Last Update Date:	date		System gen
Request Type:	alphanumeric	Y	New or Updated	System driven
Company Name:	alphanumeric
Contact Name:	alphanumeric
Title/Role:	alphanumeric
Address:	alphanumeric
Primary Phone:	numeric
Secondary Phone:	numeric
Email:	alphanumeric
Contact Name:	alphanumeric
Title/Role: Technical Detail	alphanumeric
Address:	alphanumeric
Primary Phone:	numeric
Secondary Phone:	numeric
Email:	alphanumeric

URL:	alphanumeric
T&Cs Location:	alphanumeric
Email Address:	alphanumeric
Phone:	numeric
Live Operator:	boolean (Y/N)
Hours of Operation:	alphanumeric
Contact Type:	Operations, Marketing, Acct Mgmt	Y	Operations, Marketing, Acct Mgmt
URL:	alphanumeric
Email Address:	alphanumeric
Phone:	numeric
Live Operator:	boolean (Y/N)
Hours of Operation:	alphanumeric
Contact Type:	Operations, Marketing, Acct Mgmt	Y	Operations, Marketing, Acct Mgmt

CSC	numeric			assume 1 only
CSCA Application ID:	numeric			assume 1 only

	Sugg. Data	Pull
Field	Type	Down	Optional Values	Assumptions
Campaign Name:	alphanumeric
Keyword:	alphanumeric			unique by CSC; Only 1 value
Content Rating:	alphanumeric	Y	Use current rating options
Third-Party Certification Required:	boolean (Y/N)	Y	Y/N	Optional field

Third Party Certification Performed:	boolean (Y/N)	Y	Y/N	Optional field

Aggregator Name:	reference data	Y	Populate based on CSCA AG Ops Contact	May be updated by Delegate
Contact Name:	alphanumeric
Title/Role:	alphanumeric
Address:	alphanumeric
Primary Phone:	numeric
Secondary Phone:	numeric
Email:	alphanumeric
Content Provider Name:	alphanumeric			May be updated by Delegate Applicant
Contact Name:	alphanumeric
Title/Role:	alphanumeric
Address:	alphanumeric
Primary Phone:	numeric
Secondary Phone:	numeric
Email:	alphanumeric
Application Provider Name:	alphanumeric			May be updated by Delegate Applicant
Contact Name:	alphanumeric
Title/Role:	alphanumeric
Address:	alphanumeric
Primary Phone:	numeric
Secondary Phone:	numeric
Email:	alphanumeric
Brand/Agency Name:	alphanumeric			May be updated by Delegate Applicant
Media Name:	alphanumeric

Addressable Market Size:	numeric
Take Rate %:	percentage	Y	Values 1% to 30%
Threshold:	boolean (Y/N) /industry standard limit	Y	< 100,000, 100,000- 250,000, 250,000- 500,000, 500,000- 750,000, 750,000- 1,000,000, 1,000,000+
Program Frequency:	alphanumeric	Y	multi-day, daily, weekly, monthly

	Sugg. Data	Pull
Field	Type	Down	Optional Values	Assumptions
Media Types:	array / media types	Y	TV, Radio, Print, Outdoor, POS, Web, Email, Mobile, In Venue, On-Pack	may select multiple values
Media Reach:	alphanumeric	Y	Local, Regional, National	may select multiple values
Media Location:	alphanumeric	Y		City entry is free form and sta is pull down
TEST Traffic Start Date:	date		validate based on sys d/t
Traffic Start Date:	date		validate based on sys d/t
Go Live Date:	date		validate based on sys d/t
End Date:	date		validate based on sys d/t

Peak Messaging Rate:	numeric /messages per second	Y	1 to 30 SMS/Sec
Peak Traffic Busy Hour:	array of boolean / indicating all hours by month	Y	Free form field

MOs per user:	numeric	Y	1-5
MTs per user:	numeric	Y	1-5
Are you controlling MTs?:	boolean (Y/N)	Y	Y/N

Program Name:	alphanumeric
Program Description:	alphanumeric

Service Type:	Voting, Polling, Trivia, Sweepstakes, Alerts, etc.	Y	See “Service Type” TAB	Only one value can be selected per Campaign
Alias Keyword(s):	alphanumeric		Need to hold these values in separate fields or an array; need to always default STOP, END, CANCEL, UNSUBSCRIBE, QUIT, HELP as aliases and then allow additional entry for more aliases

	Sugg. Data	Pull
Field	Type	Down	Optional Values	Assumptions
CTA Opt-In:	alphanumeric	Y	Web, SMS, WAP, IVR

WAP/Binary URL:	alphanumeric		May enter N/A	Field is required
Content Domain URL:	alphanumeric		May enter N/A	Field is required

Affiliate Marketing URL:			May enter N/A	Field is required
Other Important Marketing URL:			May enter N/A	Field is required
Call Flow Description:	alphanumeric		Need to allow for a large free-form entry here

Service Rate:	Standard, FTEU, Premium	Y	Standard, FTEU, or Premium	Only one value can be select per Campaign

Billing Type:	alphanumeric	Y	Subscription/Non-Subscription

Price Point:	alphanumeric	Y	$0.50, $0.99, $1.99, $2.99, $3.99

Frequency:	alphanumeric/one time (per use), weekly, monthly	Y	One-Time, Daily, Weekly, Monthly
Bill Description:	Text (30)		Free Form	Common field

CBP Compliance:	boolean (Y/N)	Y	Y/N

APPENDIX B
I. Daily Reports:

Field Name	Description	Values
CSC	Common Short Code	Number
SELECTED	Is CSC Select or Random	Y/N
AUTORENEW_OPTIN	Is CSC opted-in to Auto Renew	Y/N
TERM	Term of CSC	3/6/12
APPLICATIONTYPE	What type of application	New/Renew
EXPIRATIONDATE	Date CSC expires	Date
DEACTIVATIONDATE	Date CSCA sends carriers deactivation notices	Date
AGEDDATE	Date CSC becomes available to public	Date
FIRST_NAME	First name of Applicant/Registrant	Name
LAST_NAME	Last name of Applicant/Registrant	Name
COMPANY	Company name of Applicant/Registrant	Name
ADDRESS1	Address	Address
ADDRESS2	Address	Address
CITY	City	Address
STATE	State	Address
ZIP	ZIP Code	Address
COUNTRY	Country	Address
PHONE	Phone number of the Applicant/Registrant	Number
EMAIL	Email of the Applicant/Registrant	Email
STATUS	Current status of the application	- Approved
- Waiting Payment
- Pending Review
- Rejected for Resubmit
DUEDATE	Application due date	Date
OPTEDIN	Is CSC opted-in to campaign directory	Y/N
APPLICATIONID	Current application ID	Number
APPCREATEDDATE	Current application create date	Date
INVOICEDATE	Date invoice was sent	Date
APPROVEDDATE	Application approved date	Date
PAYMENTINTERVAL	Number of days from application create date to when customer pays for CSCs	Number
PAYMENTMETHOD	Method of payment	- Check
- Transfer (wire)
- Credit Card
- Free Carrier Code
-N/A
PENDINGRENEW_APPID	Pending renew application ID	Number
PENDINGRENEW_AUTORENEW_OPTIN	Pending renew application via Auto Renew	Y/N
PENDINGRENEW_TERM	CSC Term in the pending renew application	Number

Field Name	Description	Values
PENDINGRENEW_STATUS	Pending renew application status	- Pending Auto Renewal
- Waiting Payment
- Pending Review
- Rejected for Resubmit
PENDINGRENEW_INVOICEDATE	Date renewal invoice was sent	Date
PENDINGRENEW_AUTORENEW_ISSUE	Issue types with Auto Renew application	- No Aggregator
- No CC Profile
PENDINGRENEW_AR_ISSUE_RFLAG	Error code received from payment processing company if credit card charge fails	Free-Form Text
PENDINGRENEW_AR_ISSUE_MESSAGE	Message communicated back to the customer via email notice based on the error code	Free-Form Text
CONTENTPROVIDER	Content Provider’s name	Name
II. Weekly Reports.
Worksheet Title: Deactivations
Description: This worksheet lists the CSCs that have reached “deactivation” date during this week and since the last report.

Field Name	Description	Value	Change
CSC	Common Short Code	Number	No Change
AGGREGATOR	Aggregator Name	Name	Registry will report the first aggregator in the first Campaign
DEACTIVATION_DT	Date CSC Reached deactivation	Date	No Change
EXPIRATION_DT	Date CSC expired	Date	No Change
CONTENT PROVIDER	CSC-Content Provider’s Name	Name	Name
Worksheet Title: Re-Activation
Description: This worksheet lists the CSCs that had reached “deactivation” date and were re-activated in the last week.

Field Name	Description	Value
CSC	Common Short Code	Number	No Change
AGGREGATOR	Aggregator Name	Name	Registry will report the first aggregator in the first Campaign

Field Name	Description	Value
DEACTIVATION_DT	Date CSC Reached deactivation	Date	No Change
PREV_DEACT_REPORT	Date the previous report was sent	Date	No Change
REACTIVATION_DT	Date CSC was re-activated	Date	No Change
NEW EXPIRATION_DT	Date CSC expires	Date	No Change
CONTENT PROVIDER	CSC-Content Provider’s Name	Name	Name
Worksheet Title: Aggregator Change
Description: This worksheet lists the CSCs that in the last week had;
a)	the aggregator changed in the application while code is active

b)	chose an aggregator on their renewal application

Field Name	Description	Value
CSC	Common Short Code	Number	No Change
NEW_AGGREGATOR	New Aggregator Name	Name	Registry will report the first aggregator in the first Campaign
OLD_AGGREGATOR	Old Aggregator Name	Name	Registry will report the first aggregator in the first Campaign
CHANGE_DT	The date the aggregator name changed	Date	No Change
EXPIRATION_DT	Date CSC expired	Date	No Change
Worksheet Title: Activations
Description: This worksheet lists the New CSCs that have been approved in CSCA since last report.

Field Name	Description	Value
CSC	Common Short Code	Number	No Change
AGGREGATOR	Aggregator Name	Name	Registry will report the first aggregator in the first Campaign
EXPIRATION_DT	Date CSC expired	Date	No Change
APPROVED_DT	Date CSC got approved	Date	No Change